SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2004

INTERNATIONAL STEEL GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-31926	71-0871875

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3250 Interstate Drive, Richfield, Ohio	44286-9000

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 659-9100

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit 99.1 Press Release

Item 5. Other Events

     On May 4, 2004, International Steel Group Inc. (“ISG”) announced that it had signed a definitive agreement to acquire the assets of the Georgetown Steel Company (“Georgetown Steel”) facility in Georgetown, South Carolina, subject to customary closing adjustments and approval by the U.S. Bankruptcy Court. The agreement has been approved by the boards of directors of both ISG and Georgetown Steel. The purchase price is expected to be approximately $16 million in cash and approximately $3-4 million in certain assumed liabilities.

     ISG is filing herewith the press release issued May 4, 2004 as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit
Number	Exhibit
99.1	Press release, dated May 4, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL STEEL GROUP INC.

By: /s/ Brian D. Kurtz

Name: Brian D. Kurtz
Title: Vice President — Finance and Treasurer

Dated: May 6, 2004

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
99.1	Press release, dated May 4, 2004.